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                                                                    EXHIBIT 99.1



                          CODA MUSIC TECHNOLOGY, INC.
                          ---------------------------
                        SPECIAL MEETING OF STOCKHOLDERS
                           Thursday, October 19, 2000
                                    8:00 AM
                            Fredrikson & Byron, P.A.
                     1100 International Centre, 13th Floor
                            900 Second Avenue South
                             Minneapolis, MN 55402





Coda Music Technology, Inc.
6210 Bury Drive
Eden Prairie, MN 55346                                                     PROXY
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE SPECIAL MEETING
ON OCTOBER 19, 2000.


The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

By signing the proxy, you revoke all prior proxies and appoint John W. Paulson and Barbara S. Remley, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO CODA MUSIC TECHNOLOGY, INC., 6210 BURY DRIVE, EDEN PRAIRIE, MINNESOTA 55346, ATTENTION: BARBARA S. REMLEY.


                      See reverse for voting instructions.

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         [DOWN ARROW DINGBAT]  Please detach here  [DOWN ARROW DINGBAT]


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

1. Proposal    To amend the Articles of Incorporation to increase the authorized common stock from 15,000,000 to 50,000,000 shares and to change the name of the company to Net4Music Inc. effective upon the closing of the transaction with the Net4Music S.A. shareholders.

               [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

2. Proposal    To approve a 1,700,000 share increase in the number of shares reserved for Coda's 1992 Stock Option Plan.

               [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

3. Proposal    To issue up to 16,600,000 shares of common stock, which shares will be issued to shareholders of Net4Music S.A. in exchange for the capital stock of Net4Music S.A. based upon the conversion ratio described in the accompanying Proxy Statement/Prospectus.

               [ ] FOR                [ ] AGAINST                  [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
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Address Change? Mark Box  [ ]
Indicate changes below.
                                            Date
                                                --------------------------------


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                                            Signature(s) In Box
                                            Please sign exactly as your name(s)
                                            appear on Proxy. If held in joint
                                            tenancy, all persons must sign.
                                            Trustees, administrators, etc.,
                                            should include title and authority.
                                            Corporations should provide full
                                            name of corporation and title of
                                            authorized officer signing the
                                            proxy.